UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2024
CHIPOTLE MEXICAN GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32731 (Commission File Number)	84-1219301 (I.R.S. Employer Identification No.)
610 Newport Center Drive, Suite 1100
Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 524-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.01 per share	CMG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 17, 2024, the Compensation, People and Culture Committee of the Board of Directors (the “Committee”) of Chipotle Mexican Grill, Inc. (“Chipotle”) approved the 2025 compensation package for Scott Boatwright, Chipotle’s Chief Executive Officer. Mr. Boatwright’s 2025 compensation reflects his promotion to Chief Executive Officer from Interim Chief Executive Officer, as previously reported on Form 8-K filed with the Securities and Exchange Commission on November 11, 2024. For 2025, he will receive an annual base salary of $1,100,000, an increase from his current annual base salary of $1,000,000 as Interim Chief Executive Officer, and he will be eligible for an annual cash incentive with a target of 200% of base salary, an increase from his current target of 115% of base salary as Interim Chief Executive Officer. Beginning in 2025, Mr. Boatwright will be eligible to receive annual equity awards with an aggregate grant date value of $13,000,000, subject to the terms of Chipotle’s shareholder approved equity plans. Mr. Boatwright will continue to participate in Chipotle’s executive severance plans and receive other employee benefits generally applicable to Chipotle’s senior executive officers. Mr. Boatwright’s compensation is subject to review and adjustment by the Committee from time to time in the ordinary course of business.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

December 20, 2024	By:	/s/ Roger Theodoredis
General Counsel & Chief Legal Officer